NUMBER | SHARES

Incorporated under the laws of the State of Maryland

Four Corners Property Trust, Inc.

See Reverse for Certain Definitions

Common Stock

$0.0001 Par Value

*** SPECIMEN**

This is to certify that ____________________ is the owner of

____________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

____________________ Secretary/Treasurer

____________________ President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT — ________ Custodian ________ (Cust) (Minor) under Uniform Gifts to Minors	
TEN ENT	— as tenants by the entireties		
JT TEN	— as joint tenants with right of survivorship and not as tenants in common	Act ________ (State)	

Additional abbreviations may also be used though not in the above list.

For value received ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

In presence of

______________________ ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM IN THE ARTICLES OF AMENDMENT AND RESTATEMENT (THE "CHARTER") OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER PURSUANT TO THE CHARTER OF THE CORPORATION FOR THE PURPOSE, AMONG OTHERS, OF FACILITATING THE CORPORATION'S QUALIFICATION AS A REIT UNDER CODE. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (I) NO PERSON, OTHER THAN AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT WILL APPLY), SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT, AND NO PERSON, OTHER THAN AN EXCEPTED HOLDER, SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF THE COMMON STOCK OWNERSHIP LIMIT, (II) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK TO THE EXTENT THAT SUCH BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP OF CAPITAL STOCK WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" WITHIN THE MEANING OF SECTION 856(H) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF A TAXABLE YEAR), OR OTHERWISE FAILING TO QUALIFY AS A REIT, (III) ANY TRANSFER OF SHARES OF CAPITAL STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED UNDER THE PRINCIPLES OF SECTION 856(A)(5) OF THE CODE) SHALL BE VOID AB INITIO, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH CAPITAL STOCK, (IV) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK TO THE EXTENT SUCH BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP WOULD CAUSE THE CORPORATION TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN 9.9% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT (OTHER THAN A TAXABLE REIT SUBSIDIARY) OF THE CORPORATION'S REAL PROPERTY WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, (V) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK TO THE EXTENT THAT SUCH BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP WOULD OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT UNDER THE CODE, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF ANY "ELIGIBLE INDEPENDENT CONTRACTOR" (AS DEFINED IN SECTION 856(D)(9)(A) OF THE CODE) THAT OPERATES A "QUALIFIED HEALTH CARE PROPERTY" (AS DEFINED IN SECTION 856(E)(6)(D)(I) OF THE CODE) OR A "QUALIFIED LODGING FACILITY" (AS DEFINED IN SECTION 856(D)(9)(D) OF THE CODE), ON BEHALF OF A TAXABLE REIT SUBSIDIARY FAILING TO QUALIFY AS SUCH, AND (VI) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK TO THE EXTENT THAT SUCH BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP OF CAPITAL STOCK COULD RESULT IN THE CORPORATION FAILING TO QUALIFY AS A "DOMESTICALLY CONTROLLED QUALIFIED INVESTMENT ENTITY" WITHIN THE MEANING OF SECTION 897(H)(4)(B) OF THE CODE.

ANY PERSON WHO ACQUIRES OR ATTEMPTS OR INTENDS TO ACQUIRE BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP OF SHARES OF CAPITAL STOCK WHICH CAUSES OR MAY CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION OR, IN THE CASE OF A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST 15 DAYS PRIOR WRITTEN NOTICE TO THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP PROVIDED IN (I), (II), (IV), (V) OR (VI) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, IF THE OWNERSHIP RESTRICTION PROVIDED IN (III) ABOVE WOULD BE VIOLATED, OR UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.